ITEM 77Q(a) - COPIES OF ALL MATERIAL
AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-
LAWS
FEDERATED PROJECT AND TRADE FINANCE
TENDER FUND
(a Delaware Statutory Trust)

AGREEMENT AND DECLARATION OF
TRUST
Dated as of October 1, 2016



TABLE OF CONTENTS
Page
ARTICLE I NAME AND DEFINITIONS	1
Section 1.1	Name	1
Section 1.2	Definitions	1
ARTICLE II PURPOSE OF THE FUND	3
ARTICLE III BENEFICIAL INTEREST	3
Section 3.1	Beneficial Interest	3
Section 3.2	Other Securities	4
Section 3.3	Rights of Shareholders	5
Section 3.4	Fund Only	5
Section 3.5	Issuance of Shares	5
Section 3.6	Register of Shares	5
Section 3.7	Transfer Agent and
Registrar	6
Section 3.8	Transfer of Shares	6
Section 3.9	Notices	6
Section 3.10	Status of Shares; Limitation
of Personal Liability	6
ARTICLE IV TRUSTEES	7
Section 4.1	Number and Qualification	7
Section 4.2	Resignation and Removal	7
Section 4.3	Vacancies	7
Section 4.4	Meetings	8
Section 4.5	Trustee Action by Written
Consent	9
Section 4.6	Officers	9
Section 4.7	Trustee Compensation	9
ARTICLE V POWERS OF THE TRUSTEES	9
Section 5.1	General	9
Section 5.2	Investments	10
Section 5.3	Legal Title	12
Section 5.4	Issuance and Repurchase of
Shares	12
Section 5.5	Borrow Money or Utilize
Leverage	13
Section 5.6	Delegation; Committees	13
Section 5.7	Collection and Payment	13
Section 5.8	Expenses	13
Section 5.9	By-laws	14
Section 5.10	Miscellaneous Powers	14
Section 5.11	Further Powers	14
Section 5.12	Service Contracts	14
ARTICLE VI SHAREHOLDER VOTING AND
MEETINGS	16
Section 6.1	Voting Powers	16
Section 6.2	Meetings of Shareholders	17
Section 6.3	Quorum and Required Vote	17
Section 6.4	Action by Written Consent	17
Section 6.5	Insurance	17
ARTICLE VII DISTRIBUTIONS,
REPURCHASES AND REDEMPTIONS;
NET ASSET VALUE	17
Section 7.1	Distributions	17
Section 7.2	Redemptions	18
Section 7.3	Net Asset Value; Net
Income	20
Section 7.4	Dividends, Distributions,
Redemptions and Repurchases	20
ARTICLE VIII CUSTODIAN	20
ARTICLE IX LIMITATION OF LIABILITY;
INDEMNIFICATION	21
Section 9.1	Limitation of Liability	21
Section 9.2	Indemnification	23
Section 9.3	Further Indemnification	24
Section 9.4	Limitation of Personal
Liability and Indemnification of
Shareholders	25
ARTICLE X DURATION, REORGANIZATION;
AMENDMENTS	25
Section 10.1	Termination of the Fund or
Any Class	25
Section 10.2	Reorganization;
Master/Feeder Structure.	26
Section 10.3	Amendments	27
ARTICLE XI MISCELLANEOUS	27
Section 11.1	Statutory Fund Only	27
Section 11.2	Liability of Third Persons
Dealing with Trustees	28
Section 11.3	Applicable Law	28
Section 11.4	Provisions in Conflict with
Laws or Regulations	29
Section 11.5	Derivative Actions	29
Section 11.6	Jurisdiction and Waiver of
Jury Trial	30
Section 11.7	Inspection of Records and
Reports	30
Section 11.8	Filing of Copies,
References, Headings, Rules of
Construction	31
Section 11.9	Counterparts; Execution of
Documents	31



FEDERATED PROJECT AND TRADE FINANCE
TENDER FUND
AGREEMENT AND DECLARATION OF TRUST
      This AGREEMENT AND DECLARATION
OF TRUST is made and entered into as of October
1, 2016, by the Trustees whose signatures are
affixed hereto.
      WHEREAS, the Trustees desire to create a
trust for the investment and reinvestment of funds
contributed by the holders from time to time of the
shares of beneficial interest in the Fund; and
      WHEREAS, the Trustees intend to form the
Fund as a Delaware statutory trust by the filing of a
certificate of trust in the office of the Delaware
Secretary of State in accordance with the Delaware
Act.
      NOW, THEREFORE, the Trustees do
hereby declare that all cash, securities and other
assets contributed to the Fund, together with the
income therefrom and the proceeds thereof, shall be
held and managed upon the following terms and
conditions.
ARTICLE I
NAME AND DEFINITIONS
      Section 1.1	Name.  The name of the Fund
is "Federated Project and Trade Finance Tender
Fund" and the Trustees shall conduct the business
of the Fund under that name or any other name as
they may from time to time determine.  The
Trustees may, without Shareholder authorization or
approval, change the name of the Fund or any Class
and adopt such other name as they deem proper.
Any name change of any Class shall become
effective upon the adoption by the Board of
Trustees of a resolution approving such change,
whether directly in such resolution or by reference
to or approval of another document that sets forth
such change, or at a future date or time specified in
such resolution or other document.  Any name
change of the Fund shall become effective upon the
filing of a certificate of amendment reflecting such
change in the office of the Delaware Secretary of
State or at a future date or time specified in such
certificate of amendment.  Any such name change
of the Fund shall constitute an amendment to this
Declaration of Trust.
      Section 1.2	Definitions.  Whenever used
herein, unless otherwise required by the context or
specifically provided:
      "1940 Act" means the Investment
Company Act of 1940, and the rules and
regulations promulgated thereunder, all as
amended from time to time; and "interested
person," "investment adviser" and "principal
underwriter" have the meanings given them
in the 1940 Act;
      "Affiliated Person" shall have the
meaning given to it in Section 2(a)(3) of the
1940 Act when used with reference to a
specified Person.
      "Board of Trustees" means the
individuals, as a group, who from time to
time constitute the Trustees in their
capacities as Trustees hereunder;
      "By-laws" means the by-laws of the
Fund, as amended from time to time, which
By-laws are incorporated herein by
reference as part of the Fund's "governing
instrument" within the meaning of ? 3801(c)
of the Delaware Act;
      "Certificate of Trust" means the
certificate of trust, as amended from time to
time, filed by the Trustees in the office of
the Delaware Secretary of State in
accordance with the Delaware Act to form
the Fund;
      "Class" means a class of Shares
established by the Trustees in accordance
with the provisions of Article III;
      "Commission" means the U.S.
Securities and Exchange Commission;
      "Declaration of Trust" means this
Agreement and Declaration of Trust, as
amended from time to time, which
constitutes the "governing instrument" of
the Fund within the meaning of ? 3801(c) of
the Delaware Act;
      "Delaware Act" means the Delaware
Statutory Trust Act, 12 Del. C. ?? 3801 et
seq., as amended from time to time;
      "Fund" means the Delaware
statutory trust formed under the Delaware
Act by the adoption of this Declaration of
Trust and the filing of the Certificate of
Trust;
      "Fund Property" shall mean as of any
particular time any and all property, real or
personal, tangible or intangible, which at such
time is owned or held by or for the account of
the Fund or the Trustees in such capacity;
      "Fundamental Policies" shall mean
the investment policies and restrictions as
set forth from time to time in any Prospectus
or contained in any current Registration
Statement of the Fund filed with the
Commission or as otherwise adopted by the
Trustees and the Shareholders in accordance
with applicable requirements of the 1940
Act and designated as fundamental policies
therein as they may be amended from time
to time in accordance with applicable
requirements of the 1940 Act;
      "Interested Person" shall have the
meanings given in Section 2(a)(19) of the
1940 Act;
      "Investment Adviser" or "Adviser"
shall mean a party furnishing services to the
Fund pursuant to any contract described in
Section 5.12(a);
      "Person" shall mean and include
individuals, corporations, partnerships, trusts,
limited liability companies, associations, joint
ventures, estates and other entities, whether or
not legal entities, and governments and
agencies and political subdivisions thereof,
whether domestic or foreign;
      "Registration Statement" means the
Fund's registration statement or statements
as filed with the Commission under, as
applicable, the Securities Act of 1933 and
the 1940 Act, as amended and from time to
time in effect, and includes any prospectus
or statement of additional information
forming a part thereof;
      "Shareholder" means a record owner
of outstanding Shares;
      "Shares" means the equal
proportionate transferable units of beneficial
interest into which the beneficial interest in
the Fund shall be divided from time to time;
      "Trustees" means the individuals
who have signed this Declaration of Trust
and all other individuals who may from time
to time be duly appointed to serve as
Trustees in accordance with the provisions
hereof, in each case so long as such
individual shall continue in office in
accordance with the terms of this
Declaration of Trust; and
      "Valuation Date" means the date on
which the value of Shares being repurchased
will be determined by the Trustees in their
sole discretion.
ARTICLE II
PURPOSE OF THE FUND
      The purpose of the Fund is to conduct,
operate and carry on the business of an investment
company registered under the 1940 Act, and to
carry on such other business or businesses as the
Trustees may from time to time determine pursuant
to their authority under this Declaration of Trust.  In
furtherance of the foregoing, the Fund may do
everything necessary, suitable, convenient,
customary or proper for the conduct, promotion and
attainment of any businesses and purposes which at
any time may be incidental to, or may appear
conducive or expedient for the accomplishment of
the business of, an investment company registered
under the 1940 Act, or any such other business or
businesses as the Trustees may from time to time
determine, and which may be engaged in or carried
on by a statutory trust formed under the Delaware
Act; and in connection therewith, the Fund shall
have and may exercise all of the powers conferred
by the laws of the State of Delaware upon a
Delaware statutory trust.
ARTICLE III
BENEFICIAL INTEREST
      Section 3.1	Beneficial Interest.  The
interest of the beneficiaries hereunder shall be divided
into an unlimited number of transferable Shares.  All
Shares issued in accordance with the terms hereof,
including Shares issued in connection with a dividend
in Shares or a split or reverse split of Shares, shall be
fully paid and nonassessable when the consideration
determined by the Trustees (if any) therefor shall
have been received by the Fund.
      Subject to the provisions of this Article III
and any applicable requirements of the 1940 Act, the
Trustees shall have full power and authority, in their
sole discretion, and without obtaining any
authorization or approval of the Shareholders of any
Class:  (i) to establish and to change in any manner
any Class with such preferences, voting powers,
rights, privileges, and business purpose or investment
objective as the Trustees may from time to time
determine, which preferences, voting powers, rights,
privileges and business purpose or investment
objective may be different from any existing Class
and may be limited to specified assets or liabilities of
the Fund or profits and losses associated therewith;
(ii) to divide or combine the Shares of any Class into
a greater or lesser number without thereby materially
changing the proportionate beneficial interest of the
Shares of such Class in the assets held with respect to
such Class; (iii) to combine any two or more Classes
into a single Class, and in connection therewith to
cause the Shareholders of each such Class to become
Shareholders of such single Class, or to divide any
Class into an additional one or more Classes, and in
connection therewith to cause some or all of the
Shareholders of such Class to become Shareholders
of such additional Classes; and (iv) to take such other
action with respect to the Shares of any Class as the
Trustees may deem desirable.
      The ownership of Shares shall be recorded on
the books of the Fund or a transfer or similar agent.
No certificates certifying the ownership of Shares
shall be issued except as the Board of Trustees may
otherwise determine from time to time.  The Trustees
may make such rules as they consider appropriate for
the issuance of Share certificates, the transfer of
Shares and similar matters.  The record books of the
Fund as kept by the Fund or any transfer or similar
agent, as the case may be, shall be conclusive as to
who are the Shareholders and as to the number of
Shares held from time to time by each such
Shareholder.  The Trustees may at any time
discontinue the issuance of Share certificates and
may, by written notice to each applicable
Shareholder, require the surrender of Share
certificates to the Fund for cancellation.  Such
surrender and cancellation shall not affect the
ownership of Shares in the Fund.
      Subject to the relevant distinctions permitted
among Classes of the Fund as established by the
Trustees consistent with applicable requirements of
the 1940 Act (or exemptive orders issued by the
Commission), each Share of the Fund or any Class
shall represent an equal beneficial interest in the net
assets of the Fund or such Class, and each
Shareholder of the Fund or any Class shall be
entitled to receive such Shareholder's pro rata share
of distributions of income and capital gains, if any,
made with respect to the Fund or such Class.  Upon
redemption of the Shares of any Class or upon
liquidation or termination of any Class, the
applicable Shareholder shall be paid solely out of
the funds and property of such Class of the Fund.
Ownership of Shares shall not be deemed to
establish a contract between the Shareholder and the
Fund or any Class.  A Shareholder of a particular
Class shall not be entitled to participate in a
derivative or class action on behalf of any other
Class or the Shareholders of any other Class of the
Fund.
      Section 3.2	Other Securities.  The
Trustees may, subject to the Fundamental Policies
and applicable requirements of the 1940 Act,
authorize and issue such other securities of the Fund
as they determine to be necessary, desirable or
appropriate, having such terms, rights, preferences,
limitations and restrictions as the Trustee see fit,
including preferred interests, debt securities or other
senior securities.  To the extent that the Trustees
authorize and issue preferred shares of any Class,
they are hereby authorized and empowered to amend
or supplement this Declaration of Trust as they deem
necessary or appropriate, including to comply with
applicable requirements of the 1940 Act or
requirements imposed by the rating agencies or other
Persons, all without Shareholder authorization or
approval.  Any such supplement or amendment shall
be filed as is necessary.  The Trustees are also
authorized to take such actions and retain such
Persons as they see fit to offer and sell such
securities.
      Section 3.3	Rights of Shareholders.  The
Shares shall be personal property giving only the
rights in this Declaration of Trust specifically set
forth.  The ownership of the Fund Property of every
description and the right to conduct any business
herein before described are vested exclusively in the
Trustees, and the Shareholders shall have no interest
therein other than the beneficial interest conferred by
their Shares, and they shall have no right to call for
any partition or division of any property, profits,
rights or interests of the Fund nor can they be called
upon to share or assume any losses of the Fund or,
subject to the right of the Trustees to charge certain
expenses directly to Shareholders, as provided in the
last sentence of Section 5.8, suffer an assessment of
any kind by virtue of their ownership of Shares.  The
Shares shall not entitle the holder to preference,
preemptive, appraisal, conversion or exchange rights
(except as specified in this Section 3.3, in Section
10.2 or as specified by the Trustees when creating the
Shares, as in preferred shares).
      Every Shareholder by virtue of having
become a Shareholder shall be held to have expressly
assented and agreed to the terms of this Declaration
of Trust and the By-laws and to have become a party
hereto and thereto.  The death, incapacity, dissolution,
termination or bankruptcy of a Shareholder during the
continuance of the Fund shall not operate to terminate
the same or entitle the representative of any deceased
Shareholder to an accounting or to take any action in
court or elsewhere against the Fund or the Trustees,
but only to the rights of said decedent under this
Declaration of Trust.
      Section 3.4	Fund Only.  It is the intention
of the Trustees to create only the relationship of
Trustee and beneficiary between the Trustees and
each Shareholder from time to time.  It is not the
intention of the Trustees to create a general
partnership, limited partnership, joint stock
association, corporation, bailment or any form of
legal relationship with another trust.  Nothing in this
Declaration of Trust shall be construed to make the
Shareholders, either by themselves or with the
Trustees, partners or members of a joint stock
association.
      Section 3.5	Issuance of Shares.  The
Trustees, in their discretion, may from time to time
without Shareholder authorization or approval issue
Shares including preferred shares that may have been
established pursuant to Section 3.2, in addition to the
then issued and outstanding Shares and Shares held in
the treasury, to such party or parties and for such
amount and type of consideration, including cash or
property, at such time or times, and on such terms as
the Trustees may determine, and may in such manner
acquire other assets (including the acquisition of
assets subject to, and in connection with the
assumption of, liabilities) and businesses.  The
Trustees may from time to time divide or combine the
Shares into a greater or lesser number without thereby
changing the proportionate beneficial interest in such
Shares.  Issuances and redemptions of Shares may be
made in whole Shares and/or 1/1,000ths of a Shares
or multiples thereof as the Trustees may determine.
      Section 3.6	Register of Shares.  A register
shall be kept at the offices of the Fund or any transfer
agent duly appointed by the Trustees under the
direction of the Trustees which shall contain the
names and addresses of the Shareholders and the
number of Shares held by them respectively and a
record of all transfers thereof.  Separate registers shall
be established and maintained for each Class.  Each
such register shall be conclusive as to who are the
holders of the Shares of the applicable Class and who
will be entitled to receive dividends or distributions
or otherwise to exercise or enjoy the rights of
Shareholders.  No Shareholder shall be entitled to
receive payment of any dividend or distribution, nor
to have notice given to him or her as herein provided,
until he or she has given his or her address to a
transfer agent or such other officer or agent of the
Fund as shall keep the register for entry thereon.  The
Trustees, in their discretion, may authorize the
issuance of share certificates and promulgate
appropriate fees thereof and rules and regulations as
to their use.
      Section 3.7	Transfer Agent and Registrar.
The Trustees shall have the power to engage a
transfer agent or transfer agents, and a registrar or
registrars, with respect to the Shares.  The transfer
agent or transfer agents may keep the applicable
register and record therein, the original issues and
transfers, if any, of the said Shares.  Any such transfer
agent and/or registrars shall perform the duties
usually performed by transfer agents and registrars of
certificates of stock in a corporation, as modified by
the Trustees.
      Section 3.8	Transfer of Shares.  Except as
otherwise provided by the Trustees, Shares shall be
transferable on the records of the Fund only by the
record holder thereof or by its agent thereto duly
authorized in writing, upon delivery to the Trustees or
a transfer or similar agent of the Fund of a duly
executed instrument of transfer, together with such
evidence of the genuineness of each such execution
and authorization and of other matters as may
reasonably be required.  Upon such delivery the
transfer shall be recorded on the applicable register of
the Fund.  Until such record is made, the Shareholder
of record shall be deemed to be the holder of such
Shares for all purposes hereof and neither the
Trustees nor any transfer or similar agent or registrar
nor any officer, employee or agent of the Fund shall
be affected by any notice of the proposed transfer.
      Any Person becoming entitled to any Shares
in consequence of the death, bankruptcy, or
incompetence of any Shareholder, or otherwise by
operation of law, shall be recorded on the applicable
register of Shares as the holder of such Shares upon
production of the proper evidence thereof to the
Trustees or a transfer agent of the Fund, but until such
record is made, the Shareholder of record shall be
deemed to be the holder of such for all purposes
hereof, and neither the Trustees nor any transfer agent
or registrar nor any officer or agent of the Fund shall
be affected by any notice of such death, bankruptcy
or incompetence, or other operation of law.
      Section 3.9	Notices.  Any and all notices
to which any Shareholder hereunder may be entitled
and any and all communications shall be deemed
duly served or given if mailed, postage prepaid,
addressed to any Shareholder of record at his or her
last known address as recorded on the applicable
register of the Fund.
      Section 3.10	Status of Shares; Limitation
of Personal Liability.  For the avoidance of doubt,
Shareholders shall have no rights, privileges, claims
or remedies under any contract or agreement entered
into by the Fund with any service provider or other
agent to or contractor with the Fund, including any
third party beneficiary rights.  None of the Fund, the
Trustees or any officer, employee or agent of the
Fund shall have any power to bind personally any
Shareholder, nor to call upon any Shareholder for the
payment of any sum of money or assessment
whatsoever other than such as the Shareholder may at
any time personally agree to pay.  No Shareholder
shall be personally liable for the debts, liabilities,
obligations and expenses incurred by, contracted for,
or otherwise existing with respect to, the Fund or any
Class.  Shareholders shall be entitled, to the fullest
extent permitted by law, to the same limitation of
personal liability as is extended under the Delaware
General Corporation Law to stockholders of private
corporations for profit.
ARTICLE IV
TRUSTEES
      Section 4.1	Number and Qualification.
Prior to a public offering of Shares there may be a
sole Trustee.  Thereafter, the number of Trustees
shall be determined by a written instrument signed
by a majority of the Trustees then in office,
provided that the number of Trustees shall be no
less than one.  No reduction in the number of
Trustees shall have the effect of removing any
Trustee from office unless the Trustee is
specifically removed pursuant to Section 4.2 at the
time of decrease.  An individual nominated as a
Trustee shall be at least twenty-one years of age at
the time of nomination and not under legal
disability.  Trustees need not own Shares and may
succeed themselves in office.  The Trustees shall
serve during the existence of the Fund until its
termination as herein provided, except that any
Trustee may resign or be removed as herein
provided.
      Section 4.2	Resignation and Removal.
Any of the Trustees may resign their trust (without
need for prior or subsequent accounting) by an
instrument in writing signed by such Trustee and
delivered to any officer of the Fund or to a meeting
of the Trustees, and such resignation shall be
effective upon receipt, or at a later date according to
the terms of the instrument.  Except to the extent
expressly provided in a written agreement with the
Fund, no Trustee resigning and no Trustee removed
shall have any right to any compensation for any
period following the effective date of his or her
resignation or removal (other than compensation
received by a retiring Trustee as a Director Emeritus
or similar position), or any right to damages on
account of such removal.  Unless otherwise
specified therein, the acceptance of such resignation
shall not be necessary to make it effective.  Any of
the Trustees may be removed (provided the
aggregate number of Trustees after such removal
shall not be less than the minimum number required
by Section 4.1) for any reason, with or without
cause, by action taken by a majority of the
remaining Trustees.  Upon the resignation or
removal of a Trustee, or his or her otherwise
ceasing to be a Trustee, he or she shall execute and
deliver such documents as the remaining Trustees
shall require for the purpose of conveying to the
Fund or the remaining Trustees any Fund Property
held in the name of the resigning or removed
Trustee.  Upon the incapacity or death of any
Trustee, such Trustee's legal representative shall
execute and deliver on such Trustee's behalf such
documents as the remaining Trustees shall require
as provided in the preceding sentence.
      Section 4.3	Vacancies.  Whenever a
vacancy in the Board of Trustees shall occur
regardless of the reason for such vacancy, the
remaining Trustees may fill such vacancy by
appointing an individual having the qualifications
described in this Article IV, consistent with
applicable limitations under the 1940 Act, by a
written instrument signed by a majority of the
Trustees then in office or may leave such vacancy
unfilled or may reduce the number of Trustees;
provided the aggregate number of Trustees after
such reduction shall not be less than the minimum
number required by Section 4.1.  Any vacancy
created by an increase in Trustees may be filled by
the appointment of an individual having the
qualifications described in this Article IV,
consistent with applicable limitations under the
1940 Act, made by a written instrument signed by a
majority of the Trustees then in office.  No vacancy
shall operate to annul this Declaration of Trust or to
revoke any existing agency created pursuant to the
terms of this Declaration of Trust.  Whenever a
vacancy in the number of Trustees shall occur, until
such vacancy is filled as provided herein, the
Trustees in office, regardless of their number, shall
have all the powers granted to the Trustees and shall
discharge all duties imposed upon the Trustees by
this Declaration of Trust.  Upon the appointment of
a successor Trustee and without any further act or
conveyance, he or she shall be deemed a Trustee
hereunder.
      The death, declination to serve, resignation,
retirement, removal, or incapacity of one or more
Trustees, or all of them, shall not operate to annul
the Fund or to revoke any existing agency created
pursuant to the terms of this Declaration of Trust.
Whenever there shall be fewer than the designated
number of Trustees, until additional Trustees are
elected or appointed as provided herein to bring the
total number of Trustees equal to the designated
number, or the number of Trustees as fixed is
reduced, the Trustees in office, regardless of their
number, shall have all the powers granted to the
Trustees and shall discharge all the duties imposed
upon the Trustees by this Declaration of Trust, and
during the period during which any such vacancy
shall occur, only the Trustees then in office shall be
counted for the purposes of the existence of a
quorum or any action to be taken by such Trustees.
As evidence of such vacancy, an instrument
certifying the existence of such vacancy may be
executed by an officer of the Fund or by a Trustee.
In the event of the death, declination, resignation,
retirement, removal, or incapacity of all the then
Trustees within a short period of time and without
the opportunity for at least one Trustee being able to
appoint additional Trustees to replace those no
longer serving, the Fund's Investment Manager(s)
are empowered to appoint new Trustees subject to
applicable provisions of Section 16(a) of the 1940
Act.
      Section 4.4	Meetings.  Meetings of the
Trustees shall be held from time to time upon the
call of the Chairman, if any, or the President or such
other Persons as may be specified in the By-laws.
Regular meetings of the Trustees may be held
without call or notice at a time and place fixed by
the By-laws or by resolution of the Trustees.  Notice
of any other meeting shall be given to the Trustees
before the meeting at the time and in the manner
specified in the By-laws, but may be waived in
writing by any Trustee either before or after such
meeting.  The attendance of a Trustee at a meeting
shall constitute a waiver of notice of such meeting
except where a Trustee indicates for the record at
the outset of a meeting that he or she is attending
that meeting for the express purpose of objecting to
the transaction of any business at that meeting on
the ground that the meeting has not been properly
called or convened.  A quorum for all meetings of
the Trustees shall be one-third, but not less than
two, of the Trustees or such greater number as may
be specified in the By-laws, unless there is only one
Trustee, at which point a quorum will consist of that
one Trustee.  Unless provided otherwise in this
Declaration of Trust and except as required under
applicable provisions of the 1940 Act, any action of
the Trustees may be taken at a meeting by vote of a
majority of the Trustees present (a quorum being
present) or without a meeting by written consent of
a majority of the Trustees.
      Any committee of the Trustees, including all
executive committees, if any, may act with or
without a meeting.  A quorum for all meeting of any
such committee shall be one-third, but not less than
two, of the members thereof.  Unless provided
otherwise in this Declaration of Trust, and except as
required under applicable provisions of the 1940
Act, any action of any such committee may be taken
at a meeting by vote of a majority of the members
present (a quorum being present) or without a
meeting by written consent of a majority of the
members.
      With respect to actions of the Trustees and
any committee of the Trustees, Trustees who are
Interested Persons in any action to be taken may be
counted for quorum purposes under this Section 4.5
and shall be entitled to vote to the extent not
prohibited by applicable provisions of the 1940 Act.
      All of any one or more Trustees may
participate in a meeting of Trustees or any
committee thereof by means of a conference
telephone or similar communications equipment by
means of which all Persons participating in the
meeting can hear each other; participation in a
meeting pursuant to any such communications
system shall constitute presence in Person at such
meeting.
      Section 4.5	Trustee Action by Written
Consent.  Except as otherwise limited by applicable
provisions of the 1940 Act, any action which may
be taken by Trustees by vote may be taken without
a meeting if that number of the Trustees, or
members of a committee, as the case may be,
required for approval of such action at a meeting of
the Trustees or of such committee at which all
members of the Board of Trustees or such
committee are present consent to the action in
writing and the written consents are filed with the
records of the meetings of Trustees.  A consent may
be delivered by delivery of a Trustee's original
signature or delivery of a Trustee's signature or e-
signature electronically via facsimile, .pdf,
electronic mail or other electronic means.  Any such
consent shall be treated for all purposes as a vote
taken at a meeting of Trustees.
      Section 4.6	Officers.  The Trustees shall
elect a President, a Secretary a Treasurer, one or
more Executive Vice Presidents, one or more Senior
Vice Presidents and one or more Vice Presidents,
and may elect a Chairman or other officer or
officers of the Fund as Trustees deem appropriate
who shall serve at the pleasure of the Trustees or
until their successors are elected or their resignation
received and accepted.  The Trustees may elect or
appoint or may authorize the Chairman, if any, or
President to appoint one or more assistant
secretaries, assistant treasurers, assistant vice
presidents and such other officers or agents with
such powers as the Trustees may deem to be
advisable.  A Chairman shall, and the President,
Secretary and Treasurer may, but need not, be a
Trustee.
      Section 4.7	Trustee Compensation.  Any
Trustee may be compensated for his or her services as
Trustee by fixed periodic payments or by fees for
attendance at meetings, by both or otherwise, and in
addition may be reimbursed for transportation and
other expenses, all in such manner and amounts as the
Board of Trustees may from time to time determine.
Nothing herein shall in any way prevent the
engagement or employment of any Trustee for
advisory, management, legal, accounting, investment
banking or other services and payment for the same
by the Fund.
ARTICLE V
POWERS OF THE TRUSTEES
      Section 5.1	General.  The Trustees in all
instances shall act as principals for and on behalf of
the Fund and their acts shall bind the Fund.  The
business and affairs of the Fund shall be managed
by the Trustees and they shall have full power and
authority to do any and all acts and to make and
execute all contracts and instruments that they may
consider necessary, appropriate or desirable in
connection with the management of the Fund.  The
Trustees shall have the full power and authority to
adopt such accounting and tax account practices as
they consider appropriate for the Fund and for any
Class.  The Trustees shall have power to conduct
the business of the Fund and carry on its operations
in any and all of the United State of America, the
District of Columbia, and in any and all
commonwealths, territories, dependencies, colonies,
possessions, agencies and instrumentalities of the
United States of America and of foreign
governments, and to do all such other things as they
deem necessary, appropriate or desirable in order to
promote or implement the interests of the Fund or
of any Class although such things are not herein
specifically mentioned.  The Trustees shall have
exclusive and absolute control over the Fund
Property and over the business of the Fund to the
same extent as if the Trustees were the sole owners
of the Fund Property and business in their own
right, but with such powers of delegation as may be
permitted in this Declaration of Trust.  The Trustees
may perform such acts as in their sole discretion are
proper for conducting the business of the Fund.  The
enumeration of any specific power herein shall not
be construed as limiting the aforesaid powers.  Such
powers of the Trustees may be exercised without
order of or resort to any court.  Any determination
as to what is in the interest of the Fund made by the
Trustees in good faith shall be conclusive.  In
construing the provisions of this Declaration of
Trust, the presumption shall be in favor of a grant of
power to the Trustees or, as applicable their
delegatees.
      Section 5.2	Investments.  The Trustees
shall have full power and authority, subject to the
Fundamental Policies in effect from time to time
with respect to the Fund to:
            (a)	manage, conduct, operate and
carry on the business of an investment company,
and exercise all of the powers necessary and
appropriate to the conduct of such operations;
            (b)	subscribe for, invest in,
reinvest in, purchase or otherwise acquire, hold,
pledge, sell, assign, transfer, exchange, distribute or
otherwise deal in or dispose of any and all sorts of
property, tangible or intangible, including securities,
investments, instruments and other assets of any type
whatsoever, whether equity or non-equity, such as,
for example and without limitation, stocks, profit-
sharing interests or participations and all other
contracts for or evidences of equity interests, bonds,
debentures, warrants and rights to purchase securities,
and interests in loans, certificates of beneficial
interest, bills, notes and all other contracts for or
evidence of indebtedness, money market instruments
including bank certificates of deposit, finance paper,
commercial paper, bankers' acceptances, and other
negotiable and non-negotiable securities, investments,
instruments and other assets, however named or
described, issued by corporations, trusts, associations
or any other Persons, domestic or foreign, or issued
or guaranteed by the United States of America or any
agency or instrumentality thereof, by the government
of any foreign country, by any State, territory or
possession of the United States, by any political
subdivision or agency or instrumentality of any state
or foreign country, or by any other government or
other governmental or quasi-governmental agency or
instrumentality, domestic or foreign; to acquire and
dispose of interests in domestic or foreign loans made
by banks and other financial institutions; to deposit
any assets of the Fund in any bank, trust company or
banking institution or retain any such assets in
domestic or foreign cash or currency; to purchase and
sell gold and silver bullion, precious or strategic
metals, and coins and currency of all countries; to
engage in "when issued" and delayed delivery
transactions; to enter into repurchase agreements,
reverse repurchase agreements and firm commitment
agreements; to engage in all types and kinds of
derivative transactions, including hedging techniques
and investment management strategies; and to change
the securities, investments, instruments and other
assets of the Fund; and the right to consent and
otherwise act with respect thereto, with power to
designate one or more Persons to exercise any of said
rights, powers and privileges in respect of any of said
securities, investments, instruments and other assets.
The Trustees shall not be limited by any law limiting
the investments which may be made by fiduciaries.
            (c)	To acquire (by purchase,
subscription or otherwise), to hold, to trade in and
deal in, to acquire any rights or options to purchase or
sell, to sell or otherwise dispose of, to lend and to
pledge any Fund Property or any of the foregoing
securities, investments, instruments or other assets; to
purchase and sell options on securities, currency,
precious metals and other commodities, indices,
futures contracts and other derivatives or financial
instruments and assets and enter into closing and
other transactions in connection therewith; to enter
into all types of commodities contracts, including the
purchase and sale of futures contracts on securities,
currency, precious metals and other commodities,
indices and other financial instruments and assets; to
enter into forward foreign currency exchange
contracts and other foreign exchange and currency
transactions of all types and kinds; to enter into
interest rate, currency and other swap transactions;
and to engage in all types and kinds of hedging, risk
management and other derivatives transactions.
            (d)	To exercise all rights, powers
and privileges of ownership or in all securities,
investments, instruments and other assets included in
the Fund Property, including the right to vote thereon
and otherwise act with respect thereto; and to do all
acts and things for the preservation, protection,
improvement and enhancement in value of all such
securities, investments, instruments and assets.
            (e)	To acquire (by purchase, lease
or otherwise) and to hold, use, maintain, lease,
develop and dispose of (by sale or otherwise) any
type or kind of property, real or personal, including
domestic or foreign currency, and any right or interest
therein.
            (f)	To borrow money and in this
connection issue notes, commercial paper or other
evidence of indebtedness; to secure borrowings by
mortgaging, pledging or otherwise subjecting as
security all or any part of the Fund Property; to
endorse, guarantee, or undertake the performance of
any obligation or engagement of any other Person; to
pay commitment and other borrowing-related fees; to
lend all or part of the Fund Property to other Persons;
and to issue general unsecured or other obligations of
the Fund, and enter into indentures, lines of credit or
other agreements relating thereto.
            (g)	To aid, support or assist by
further investment or other action any Person, any
obligation of or interest which is included in the Fund
Property or in the affairs of which the Fund has any
direct or indirect interest; to do all acts and things
designed to protect, preserve, improve or enhance the
value of such obligation or interest; and to guarantee
or become surety on any or all of the contracts,
securities and other obligations of any such Person.
            (h)	To join other security holders
in acting through a committee, depositary, voting
trustee or otherwise, and in that connection to deposit
any security with, or transfer any security to, any such
committee, depositary or trustee, and to delegate to
them such power and authority with relation to any
security (whether or not so deposited or transferred)
as the Trustees shall deem proper, and to agree to
pay, and to pay, such portion of the expenses and
compensation of such committee, depositary or
trustee as the Trustees shall deem proper.
            (i)	To carry on any other business
in connection with or incidental to any of the
foregoing powers referred to in this Declaration of
Trust, to do everything necessary, appropriate or
desirable for the accomplishment of any purpose or
the attainment of any object or the furtherance of any
powers referred to in this Declaration of Trust, either
alone or in association with others, and to do every
other act or thing incidental or appurtenant to or
arising out of or connected with such business or
purposes, objects or powers.
            (j)	To consent to or participate
in any plan for the reorganization, asset sale,
consolidation or merger of any corporation or issuer
of any security, investment, instrument or other
asset which is held in the Fund; to consent to any
contract, lease, mortgage, purchase or sale of
property by such corporation or issuer; and to pay
calls or subscriptions with respect to any security,
investment, instrument or other asset held in the
Fund.
            (k)	To purchase, and pay or
incur premiums or other fees or expenses in
connection with, property, political or other
insurance on or with respect to any security,
investment, instrument or other asset purchased or
held by the Fund or any Fund Property.
            (l)	To conduct any other
lawful business as the Trustees deem appropriate or
advisable from time to time.
      The foregoing clauses shall be construed both
as objects and powers, and shall not be held to limit
or restrict in any manner the general and plenary
powers of the Trustees.
      Notwithstanding any other provision herein,
the Trustees shall have full power in their discretion,
without Shareholder authorization or approval, to
invest part or all of the Fund Property, or to dispose
of part or all of the Fund Property and invest the
proceeds of such disposition, in securities,
investments, instruments or other assets issued by one
or more other investment companies registered under
the 1940 Act or by one or more other pooled
investment vehicles, whether or not registered.
      Section 5.3	Legal Title.  Legal title to all
of the Fund Property shall at all times be considered
to be vested in the Fund, except that the Board of
Trustees shall have the power to cause legal title to
any Fund Property to be held by or in the name of
any Person as nominee, on such terms as the Board of
Trustees may determine, in accordance with
applicable law.  The right, title and interest of the
Trustees in the Fund Property shall vest automatically
in each Person who may hereafter become a Trustee.
Upon the resignation, declination to serve, removal or
death of a Trustee, he or she shall automatically cease
to have any right, title or interest in any of the Fund
Property, and the right, title and interest of such
Trustee (if any) in the Fund Property shall vest
automatically in the Fund.  Such vesting and
cessation of title shall be effective whether or not
conveyancing documents have been executed and
delivered.
      Section 5.4	Issuance and Repurchase of
Shares.  The Trustees shall have the full power and
authority to issue, sell, repurchase, redeem, retire,
cancel, acquire, combine, hold, resell, dispose of,
transfer, and otherwise deal in, Shares, including
Shares in fractional denominations, and, subject to
the more detailed provisions set forth in Section 7.2
and Section 7.3, to apply to any such repurchase,
redemption, retirement, cancellation, acquisition or
combination of Shares any funds or property whether
capital or surplus or otherwise.  Shares may be sold
for cash or property or other consideration whenever
and in such amounts and manner as the Trustees
deem desirable.  The Trustees shall have full power to
provide the distribution of Shares by the Fund.
      Section 5.5	Borrow Money or Utilize
Leverage.  Subject to the Fundamental Policies in
effect from time to time with respect to the Fund, the
Trustees shall have the power to borrow money or
otherwise obtain credit or utilize leverage to the
maximum extent permitted by law or regulation (and
to pay commitment and other borrowing-related fees
in connection therewith) as such may be needed from
time to time and to secure the same by mortgaging,
pledging or otherwise subjecting as security the Fund
Property, including the lending of portfolio securities,
and to endorse, guarantee, or undertake the
performance of any obligation, contract or
engagement of any other Person, firm, association or
corporation.
      Section 5.6	Delegation; Committees.  The
Trustees shall have the power, consistent with their
continuing exclusive authority over the management
of the Fund and the Fund Property, to delegate from
time to time to such of their number or to officers,
employees or agents of the Fund the doing of such
things and the execution of such instruments either in
the name of the Fund or the names of the Trustees or
otherwise as the Trustees may deem expedient, to at
least the same extent as such delegation is permitted
to directors of corporations formed under the
Delaware General Corporation Law and is permitted
by applicable provisions of the 1940 Act, as well as
any further delegations the Trustees may determine to
be desirable, expedient or necessary in order to effect
the purpose hereof, provided that such delegations by
the Trustees shall not cause any Trustee to cease to be
a Trustee of the Fund or cause such officer, employee
or agent to be a Trustee of the Fund.  The Trustees
may designate an executive committee which shall
have all authority of the entire Board of Trustees
except such committee cannot declare dividends
except to the extent specifically delegated by the
Board of Trustees and cannot authorize removal of a
Trustee or any merger, consolidation or sale of
substantially all of the assets of the Fund.  Any
Trustee may, by power of attorney, delegate his or
her power for a period not exceeding twelve months
at any one time to any other Trustee or Trustees or
other designated Persons.
      Section 5.7	Collection and Payment.  The
Trustees shall have full power and authority to collect
all property due to the Fund; to pay all claims,
including taxes, against the Fund Property or the
Fund, the Trustees or any officer, employee or agent
of the Fund; to prosecute, defend, compromise or
abandon any claims relating to the Fund Property or
the Fund, or the Trustees or any officer, employee or
agent of the Fund; to foreclose any security interest
securing any obligations, by virtue of which any
property is owed to the Fund; and to enter into
releases, agreements and other instruments.
      Section 5.8	Expenses.  The Trustees shall
have full power and authority to incur and pay out of
the Fund Property or income of the Fund any
expenses which in the opinion of the Trustees are
necessary or incidental to carry out any of the
purposes of this Declaration of Trust, and the
business of the Fund, and to pay reasonable
compensation from the Fund Property to themselves
as Trustees.  The Trustees shall fix the compensation
of all officers, employees and Trustees.  The Trustees
may pay themselves such compensation for special
services, including legal, underwriting, syndicating
and brokerage services, as they in good faith may
deem reasonable and reimbursement for expenses
reasonably incurred by themselves on behalf of the
Fund.
      Section 5.9	By-laws.  The Trustees shall
have the exclusive authority to adopt and from time
to time amend or repeal By-laws for the conduct of
the business of the Fund not inconsistent with this
Declaration of Trust.  Unless the By-laws specifically
require that Shareholders authorize or approve the
amendment or repeal of a particular provision of the
By-laws, any provision of the By-laws may be
amended or repealed by the Trustees without
Shareholder authorization or approval.
      Section 5.10	Miscellaneous Powers.  The
Trustees shall have the power to:  (a) engage or
contract, on behalf of the Fund, with such Persons as
the Trustees may deem desirable for the transaction
of the business of the Fund; (b) enter into joint
ventures, general or limited partnerships and any
other combinations or associations; (c) purchase, and
pay for entirely out of Fund Property, insurance
policies insuring the Shareholders, Trustees, officers,
employees, agents, investment advisors, distributors,
selected dealers or independent contractors of the
Fund against all claims arising by reason of holding
any such position or by reason of any action taken or
omitted by any such Person in such capacity, whether
or not constituting negligence, or whether or not the
Fund would have the power to indemnify such Person
against such liability; (d) establish pension, profit-
sharing, share bonus, share purchase, savings, thrift
and other retirement, incentive and benefit plans and
trusts for any Trustees, officers, employees and
agents of the Fund; (e) make donations, irrespective
of benefit to the Fund, for charitable, religious,
educational, scientific, civic or similar purpose; (f) to
the extent permitted by law, indemnify or reimburse
any Person with whom the Fund has dealings,
including any officer, advisor, administrator,
manager, transfer agent, custodian, distributor or
selected dealer, or any other Person as the Trustees
may see fit to such extent as the Trustees shall
determine; (g) guarantee indebtedness or contractual
obligations of others; (h) determine and change the
fiscal year of the Fund and the method in which its
accounts shall be kept; (i) notwithstanding the
Fundamental Policies of the Fund, convert the Fund
to a master-feeder structure as herein provided,
without Shareholder authorization or approval, unless
such authorization or approval is required by the 1940
Act; (j) adopt a seal for the Fund but the absence of
such seal shall not impair the validity of any contract
or other instrument executed on behalf of the Fund;
and (k) distribute to Shareholders all or any part of
the earnings or profits, surplus (including paid-in
surplus), capital (including paid-in capital) or assets
of the Fund, the amount of such distributions and the
manner of payment thereof to be solely at the
discretion of the Trustees.
      Section 5.11	Further Powers.  The Trustees
shall have the power to conduct the business of the
Fund and carry on its operations in any and all of its
branches and maintain offices both within and
without the State of Delaware, in any and all states of
the United States of America, the District of
Columbia, and in any and all commonwealths,
territories, dependencies, colonies, possessions,
agencies or instrumentalities of the United States of
America and of foreign governments, and to do all
such other things and execute all such contracts and
other instruments, or enter into other arrangements, as
they deem necessary, proper or desirable in order to
promote the interests of the Fund although such
things are not herein specifically mentioned.  Any
determination as to what is in the interests of the
Fund made by the Board of Trustees in good faith
shall be conclusive.  In construing the provisions of
this Declaration of Trust, the presumption shall be in
favor of a grant of power to the Trustees.  Neither the
Fund nor the Trustees shall be required to obtain any
court order to deal with any of the Fund Property or
take any other action hereunder.
      Section 5.12	Service Contracts.
            (a)	Advisory and Management
Agreements.  Subject to such requirements and
restrictions as may be set forth in the By-laws and/or
applicable provisions of the 1940 Act, the Board of
Trustees may, at any time and from time to time,
contract for exclusive or nonexclusive advisory,
management and/or administrative services for the
Fund with any corporation, trust, association or
organization or other Person, including any Affiliated
Person; and any such contract may contain such other
terms as the Board of Trustees may determine,
including authority for the Investment Adviser or
administrator to determine from time to time without
prior consultation with the Board of Trustees what
securities, investments, instruments or other assets or
Fund Property shall be purchased or otherwise
acquired, owned, held, invested or reinvested in, sold,
exchanged, transferred, mortgaged, pledged,
assigned, negotiated, or otherwise dealt with or
disposed of, and what portion, if any, of the Fund
Property shall be held uninvested and to make
changes in the Fund's investments, or such other
activities as may specifically be delegated to such
party.
      The Trustees may also authorize the Fund to
engage, or authorize the Investment Adviser to
engage, one or more sub-investment advisers from
time to time to perform such of the acts and services
of the Investment Adviser and upon such terms and
conditions as may be agreed upon between the
Investment Adviser and such sub-investment
adviser and approved by the Trustees.
            (b)	Distribution Agreements.
Subject to compliance with applicable provisions of
the 1940 Act, the Board of Trustees may retain
underwriters and/or placement agents to sell Shares.
The Board of Trustees may in its discretion from time
to time enter into one or more contracts, providing for
the sale of the Shares, whereby the Fund may either
agree to sell Shares to the other party to the contract
or appoint such other party its sales agent for Shares.
In either case, the contract shall be on such terms and
conditions as the Board of Trustees may in its
discretion determine, not inconsistent with the
provisions of this Section 5.12 or the By-laws; and
such contract may also provide for the repurchase or
sale of Shares by such other party as principal or as
agent of the Fund and may provide that such other
party may enter into selected dealer agreements with
registered securities dealers and brokers and servicing
and similar agreements with Persons who are not
registered securities dealers to further the purposes of
the distribution or repurchase of the Shares.
            (c)	Other Arrangements.  The
Board of Trustees is further empowered, at any time
and from time to time, to contract with any Persons to
provide such other services to the Fund, as the Board
of Trustees determine to be in the best interests of the
Fund, including appointing one or more Persons to
act as the custodian, transfer agent, dividend
disbursing agent, fund accountant, and/or shareholder
servicing agent for the Fund or one or more Classes.
            (d)	Parties to Contracts.  The fact
that:
                  (i)	any of the
Shareholders, Trustees, employees or officers of the
Fund is a shareholder, director, officer, partner,
trustee, employee, manager, Adviser, distributor, or
Affiliated Person or agent of or for any corporation,
trust, association, organization or other Person, or for
any parent or Affiliated Person of any Person with
which an Adviser's, management or administration
contract, or custodian, transfer, dividend disbursing,
fund accounting, shareholder servicing or other type
of service contract may have been or may hereafter
be made, or that any such Person, or any parent or
Affiliated Person thereof, is a Shareholder or has an
interest in the Fund; or that
                  (ii)	any corporation, trust,
association, organization or other Person with which
an Adviser's, management or administration contract,
or custodian, transfer, dividend disbursing, fund
accounting, shareholder servicing or other type of
service contract may have been or may hereafter be
made also has an Adviser's, management or
administration contract, or distributor's contract, or
custodian, transfer, dividend disbursing, shareholder
servicing or other service contract with one or more
other corporations, trusts, associations, organizations,
or other Persons, or has other business or interests,
shall not affect the validity of any such contract or
disqualify any Shareholder, Trustee, employee or
officer of the Fund from voting upon or executing the
same, or create any liability or accountability to the
Fund or its Shareholders, provided that the
establishment of and performance under each such
contract is permissible under applicable provisions of
the 1940 Act.
            (e)	Modification, Amendment
and Waiver.  The authority of the Trustees hereunder
to authorize the Fund to enter into contracts or other
agreements or arrangements shall include the
authority of the Trustees to modify, amend, waive
any provision of supplement, assign all or a portion
of, novate, or terminate such contracts, agreements or
arrangements.  The enumeration of any specific
contracts in this Section 5.12 shall in no way be
deemed to limit the power and authority of the
Trustees as otherwise set forth in this Declaration of
Trust to authorize the Fund to engage, contract with
or make payments to such Persons as the Trustees
may deem desirable for the transaction of the
business of the Fund.
ARTICLE VI
SHAREHOLDER VOTING AND MEETINGS
      Section 6.1	Voting Powers.
Notwithstanding any other provision of this
Declaration of Trust or the By-laws, the
Shareholders shall have power to vote only:  (i)
with respect to such matters relating to the Fund as
may be required by applicable provisions of the
1940 Act or other applicable law; and (ii) as the
Trustees may otherwise consider necessary or
advisable in their sole discretion.  Each whole Share
shall be entitled to one vote as to any matter on
which it is entitled to vote and each fractional Share
shall be entitled to a proportionate fractional vote.
      Notwithstanding any other provision of the
Declaration of Trust, on any matters submitted to a
vote of the Shareholders, all Shares then entitled to
vote shall be voted in the aggregate, except: (i)
when required by applicable provisions of the 1940
Act, Shares shall be voted by individual Class; (ii)
when the matter involves any action that the
Trustees have determined will affect only the
interests of one Class, then only the Shareholders of
such Class shall be entitled to vote thereon; and (iii)
when the matter involves any action that the
Trustees have determined will affect only the
interests of one or more Classes, then only the
Shareholders of such Classes shall be entitled to
vote thereon.  There shall be no cumulative voting
in the election of Trustees.  Shares may be voted in
person or by proxy or in any manner provided for in
the By-laws, which may provide that a proxy may
be given in writing or by electronic, telephonic or
other alternatives means, or in any other manner
deemed acceptable by the Trustees.  Until Shares
are issued, the Trustees may exercise all rights of
Shareholders and may take any action required by
law, this Declaration of Trust or the By-laws to be
taken by Shareholders.
      Section 6.2	Meetings of Shareholders.
Meetings of Shareholders may be called from time
to time for the purpose of acting on any matter
requiring the vote or authority of Shareholders as
herein provided, or on any other matter deemed by
the Trustees to be necessary or desirable.  The Fund
shall not be required to hold annual meetings of the
Shareholders unless required by law.  Meetings of
Shareholders shall be called, and notice thereof and
the record dates therefor shall be given and set, as
provided by the By-laws.  Meetings of Shareholders
may be held within or outside the State of
Delaware.
      Section 6.3	Quorum and Required Vote.
One-fourth of the Shares entitled to vote in person
or by proxy shall constitute a quorum for the
transaction of business at a Shareholders' meeting,
except that where any applicable provision of the
1940 Act or other applicable law or this Declaration
of Trust permits or requires the holders of any Class
to vote as a Class, then one-fourth of the aggregate
number of Shares of that Class entitled to vote shall
constitute a quorum for the transaction of business
by that Class.  Any meeting of Shareholders may,
by action of the chairman of the meeting, be
adjourned with respect to one or more matters to be
considered at such meeting, whether or not a
quorum is present with respect to such matter(s).
Any adjourned meeting may be held as adjourned
without further notice if the date, time and place of
the adjourned meeting were announced at the time
of the adjournment.  Except when a larger vote is
required by any provision of this Declaration of
Trust or the By-laws or by applicable provisions of
the 1940 Act or other applicable law, when a
quorum is present at any meeting, a majority of the
Shares voted shall decide any questions and a
plurality of the Shares voted shall elect a Trustee,
provided that where any applicable provision of the
1940 Act or other applicable law or this Declaration
of Trust requires the holders of any Class to vote as
a Class, then a majority of the Shares of that Class
voted on the matter shall decide that matter insofar
as that Class is concerned.
      Section 6.4	Action by Written Consent.
Any action that may be taken at any meeting of
Shareholders may be taken without a meeting, if
written or electronic consent to the action is filed
with the records of the meetings of Shareholders by
the holders of the number of Shares that would be
required to approve the matter as provided in
Section 6.3 and such action is submitted to
Shareholders by the consent of the Board of
Trustees.  Such written Shareholder consent shall be
treated for all purposes as a vote taken at a meeting
of Shareholders.
      Section 6.5	Insurance.  To the fullest
extent permitted by applicable provisions of the
1940 Act and other applicable law, the officers and
Trustees shall be entitled and have the authority to
purchase with Fund Property, insurance for liability
and for all expenses reasonably incurred or paid or
expected to be paid by a Trustee or officer in
connection with any claim, action, suit or
proceeding in which such Person becomes involved
by virtue of such Person's capacity or former
capacity with the Fund, whether or not the Fund
would have the power to indemnify such Person
against such liability under the provisions of this
Declaration of Trust.
ARTICLE VII
DISTRIBUTIONS, REPURCHASES AND
REDEMPTIONS; NET ASSET VALUE
      Section 7.1	Distributions.  The Board of
Trustees may declare and pay dividends and other
distributions on Shares.  The amount and payment
of such dividends or distributions and their form,
whether they are in cash, Shares or other property,
shall be determined by the Trustees.  Dividends and
other distributions may be paid pursuant to a
standing resolution adopted once or more often as
the Trustees determine.  All dividends and other
distributions on Shares shall be distributed pro rata
to the Shareholders in proportion to the number of
Shares they held on the record date established for
such payment, except that such dividends and
distributions shall appropriately reflect all liabilities,
expenses, costs, charges, fees and reserves
attributable or allocated to any Class.  The Trustees
may adopt and offer to Shareholders such dividend
reinvestment, cash dividend payout or similar plans
as the Trustees deem appropriate.
      Section 7.2	Redemptions.
            (a)	Except as otherwise provided
in this Declaration of Trust, no Shareholder or other
Person holding Shares will have the right to
withdraw or tender Shares to the Fund for
repurchase.  The Trustees may, from time to time,
in their complete and exclusive discretion and on
terms and conditions as they may determine, cause
the Fund to repurchase Shares in accordance with
written tenders.  In determining whether to cause
the Fund to repurchase Shares, pursuant to written
tenders, the Trustees will consider the following
factors, among others:
                  (i)	the recommendation
of any Investment Adviser;
                  (ii)	whether any
Shareholders have requested to tender Shares or
portions thereof to the Fund;
                  (iii)	the liquidity of the
Fund's assets (including fees and costs associated
with withdrawing from investments);
                  (iv)	the investment plans
and working capital requirements of the Fund;
                  (v)	the history of the
Fund in repurchasing Shares or portions thereof;
                  (vi)	the availability of
information as to the value of the Fund's assets;
                  (vii)	the economic
condition of the securities markets and the economy
generally as well as political, national or
international developments or current affairs; and
                  (viii)	the anticipated tax
consequences to the Fund of any proposed
repurchases of Shares or portions thereof.
      The Trustees will cause the Fund to
repurchase Shares in accordance with written
tenders only on terms that the Trustees believe are
fair to the Fund and to all Shareholders.
            (b)	The Trustees may cause the
Fund to repurchase or redeem Shares of a
Shareholder or any Person acquiring Shares from or
through a Shareholder, on terms the Trustees
believe are fair to the Fund and to the Shareholder
or any Person acquiring Shares from or through
such Shareholder, in the event that the Trustees, in
their sole discretion, determine or have reason to
believe that:
                  (i)	the Shares have been
transferred in violation of Section 3.8, or the Shares
have vested in any Person other than by operation
of law as the result of the death, dissolution,
bankruptcy, insolvency or adjudicated
incompetence of the Shareholder;
                  (ii)	ownership of the
Shares by a Shareholder or other Person is likely to
cause the Fund to be in violation of, or require
registration of any Shares under, or subject the Fund
to additional registration or regulation under, the
securities, commodities or other laws of the United
States or any other relevant jurisdiction;
                  (iii)	continued ownership
of the Shares may be harmful or injurious to the
business or reputation of the Fund, the Trustees or
the Investment Adviser or any of their Affiliated
Persons, or may subject the Fund or any of the
Shareholders to an undue risk of adverse tax or
other fiscal or regulatory consequences;
                  (iv)	any of the
representations and warranties made by a
Shareholder or other Person in connection with the
acquisition of the Shares was not true when made or
has ceased to be true; or
                  (v)	it would be in the best
interests of the Fund, as determined by the Trustees,
for the Fund to repurchase the Shares.
            (c)	Shares will be repurchased at
their net asset value determined on a calendar
quarter basis (or at such other times approved by the
Board of Trustees) each year at each Valuation
Date.  Shareholders tendering Shares for repurchase
will be asked to give written notice of their intent to
do so by the date specified in the notice describing
the terms of the applicable repurchase offer (a
"Repurchase Notice").  Shareholders who tender
may not have all of the tendered Shares repurchased
by the Fund.  If over-subscriptions occur, the
Trustees may, in their complete and absolute
discretion, elect to repurchase less than the full
amount that a Shareholder requests to be
repurchased.  If a repurchase offer is
oversubscribed, the Fund may repurchase only a pro
rata portion of the amount tendered by each
Shareholder.  The Trustees, in their complete and
absolute discretion, may elect to postpone, suspend
or terminate an offer to repurchase Shares.
            (d)	The Fund will pay the value
of the Shares to be repurchased within the time
described in the Repurchase Notice.  Payment of the
purchase price for Shares will generally consist of
cash in an amount equal to the net asset value of the
Shares determined on a calendar quarter basis (or at
such other times approved by the Board of Trustees)
each year at each Valuation Date.  Notwithstanding
anything to the contrary in this Section 7.2, the
Trustees, in their discretion, may cause the Fund to
pay all or any portion of the repurchase price in
securities in kind (or any combination of securities
in kind and cash) having a value, determined as of
the Valuation Date, equal to the amount of the
repurchase price so paid.  All repurchases of Shares
will be subject to any and all conditions as the
Trustees may impose in their sole discretion.  The
Trustees may, in their discretion, cause the Fund to
repurchase all of a Shareholder's Shares, if the net
asset value of the Shareholder's Shares, as a result
of repurchase or transfer requests by the
Shareholder, is less than any minimum amount
established by the Trustees from time to time in
their sole discretion.  Subject to the procedures of
this Section 7.2, the amount due to any Shareholder
whose Shares are repurchased will be equal to the
net asset value of the Shareholder's Shares as of the
Valuation Date.  If all of a Shareholder's Shares are
repurchased, that Shareholder will cease to be a
Shareholder.
            (e)	Notwithstanding the
foregoing, the Fund may postpone payment of the
repurchase price and may suspend repurchases
during any period or at any time when and to the
extent permissible under applicable provisions of
the 1940 Act or, as applicable, other applicable law.
            (f)	In the event that a
Shareholder shall submit a request for the
repurchase of a greater number of Shares than are
then allocated to such Shareholder, such request
shall not be honored.
      Section 7.3	Net Asset Value; Net
Income.  The net asset value per Share (including of
any Class) shall be the quotient obtained by
dividing the value of the net assets of the Fund (or
the applicable Class (being the value of the assets
belonging to that Class less the liabilities belonging
to that Class)) by the total number of Shares of the
Fund or that Class outstanding, all determined in
accordance with the methods and procedures,
including those with respect to rounding,
established by the Trustees from time to time in
accordance with applicable provisions of the 1940
Act.  Subject to applicable provisions of the 1940
Act, the Trustees may delegate any of their powers
and duties with respect to the valuation of assets
and the determination of net asset value per Share to
one or more Trustees or officers of the Fund or to
an Investment Adviser, administrator, custodian or
other agent appointed for such purpose.
      Section 7.4	Dividends, Distributions,
Redemptions and Repurchases.  Notwithstanding
any other provisions of this Declaration of Trust, no
dividend or distribution on Shares, including any
distribution paid in connection with liquidation or
termination of the Fund or any Class, nor any
redemption or repurchase of, the Shares of such
Class shall be effected by the Fund other than from
the assets held with respect to such Class, nor shall
any Shareholder of any particular Class otherwise
have any right or claim against the assets held with
respect to any other Class except to the extent that
such Shareholder has such a right or claim
hereunder as a Shareholder of such other Class.
The Trustees shall have the sole discretion, to the
extent not inconsistent with applicable provisions of
the 1940 Act, to determine which items shall be
treated as income and which items as capital, and
each such determination and allocation shall be
conclusive and binding upon all Shareholders for all
purposes.
ARTICLE VIII
CUSTODIAN
      The Trustees shall at all times place and
maintain the securities and other investments of the
Fund in the custody of one or more custodians
meeting the requirements of applicable provisions
of the 1940 Act or as otherwise permitted by the
Commission or its staff.  The Trustees, on behalf of
the Fund, may enter into one or more agreements
with a custodian on terms and conditions acceptable
to the Trustees, providing for the custodian, among
other things: (i) to hold the securities and other
investments owned by the Fund and deliver the
same upon written order or oral order confirmed in
writing; (ii) to receive and give a receipt for money
paid for any moneys due to the Fund and, on behalf
of the Fund, deposit the same in its own banking
department or elsewhere; (iii) to disburse such
funds upon orders or vouchers; (iv) to engage one
or more sub-custodians; (v) if authorized by the
Trustees, to keep the books and accounts of the
Fund and furnish clerical and accounting services;
and (vi) if authorized by the Trustees, to compute
the net income or net asset value of the Fund.  The
Trustees may also authorize each custodian to
engage one or more sub-custodians from time to
time to perform such of the acts and services of the
custodian and upon such terms and conditions, as
may be agreed upon between the custodian and such
sub-custodian and approved by the Trustees,
provided that in every case such sub-custodian shall
meet the qualifications for custodians contained in
applicable provisions of the 1940 Act.  Subject to
such rules, regulations and orders as the
Commission may adopt, the Trustees may direct the
custodian to deposit all or any part of the securities
of the Fund in a system for the central handling of
securities established by a national securities
exchange or a national securities association
registered with the Commission under the Securities
Exchange Act of 1934, or such other Person as may
be permitted by the Commission, or otherwise in
accordance with applicable provisions of the 1940
Act, pursuant to which system all securities of any
particular class or series of any issuer deposited
within the system are treated as fungible and may
be transferred or pledged by bookkeeping entry
without physical delivery of such securities,
provided that all such deposits shall be subject to
withdrawal only upon the order of the Fund or its
custodians, sub-custodians or other agents.
ARTICLE IX
LIMITATION OF LIABILITY;
INDEMNIFICATION
      Section 9.1	Limitation of Liability.
            (a)	Except as required by federal
law including applicable provisions of the 1940 Act,
no Trustee, officer, employee or agent of the Fund
shall owe any fiduciary duties to the Fund, any
Class or to any Shareholder or any other Person.
The Trustees, officers, employees and agents of the
Fund shall only have the duty to perform their
respective obligations expressly set forth herein in a
manner that does not constitute bad faith, willful
misfeasance, gross negligence or reckless disregard
of their respective duties as a Trustee, officer,
employee or agent expressly set forth in this
Declaration of Trust.
            (b)	To the extent that, at law or
in equity, a Trustee, officer, employee or agent has
duties (including fiduciary duties) and liabilities
relating thereto to the Fund or any Class, to the
Shareholders or to any other Person, a Trustee,
officer, employee or agent acting under this
Declaration of Trust shall not be liable to the Fund,
to the Shareholders or to any other Person for his or
her reliance on the provisions of this Declaration of
Trust.  The provisions of this Declaration of Trust,
to the extent that they restrict the duties and limit
the liabilities of the Trustees, officers, employees or
agents otherwise existing at law or in equity,
replace such other duties and liabilities of such
Trustees, officers, employees or agents.
            (c)	Except as otherwise
expressly set forth herein, the Trustees, officers,
employees and agents of the Fund shall not have
any personal liability to any Person other than the
Fund, any Class or any Shareholders for any act,
omission or obligation of the Fund or any Trustee,
and then only for acts constituting bad faith, willful
misfeasance, gross negligence or reckless disregard
of duties expressly set forth in this Declaration of
Trust.  No Trustee, officer, employee or agent of the
Fund shall be liable to the Fund or its Shareholders
for any act or omission or any conduct whatsoever
(including any breach of fiduciary duty and the
failure to compel in any way any former or acting
Trustee to redress any breach of fiduciary duty or
trust or for any errors of judgment or mistakes of
fact or law); provided that nothing contained herein
shall protect any officer, employee or agent against
any liability to the Fund or its Shareholders to
which he or she would otherwise be subject by
reason of bad faith, willful misfeasance, gross
negligence or reckless disregard of his or her duties
as an officer, employee or agent as expressly set
forth herein.
            (d)	A Trustee shall only be liable
for his or her own bad faith, willful misfeasance,
gross negligence or reckless disregard of his or her
duties expressly set forth herein, and for nothing
else, and shall not be liable for errors of judgment
or mistakes of fact or law.  Subject to the foregoing:
(i) the Trustees shall not be responsible or liable in
any event for any neglect or wrongdoing of any
other Person, including any officer, agent,
employee, independent contractor or consultant, nor
shall any Trustee be responsible for the act or
omission of any other Trustee; (ii) the Trustees may
rely upon advice of legal counsel or other experts
with respect to the meaning and operation of this
Declaration of Trust and their duties as Trustees
hereunder, and shall be under no liability for any act
or omission in accordance with such advice or for
failing to follow such advice; and (iii) the Trustees
shall be fully protected in relying upon the records
of the Fund and upon information, opinions, reports
or statements presented by another Trustee or any
officer, employee or other agent of the Fund, or by
any other Person, as to matters reasonably believed
to be within such Person's professional or expert
competence, including information, opinions,
reports or statements as to the value and amount of
the assets, liabilities, profits or losses of the Fund or
any Class, or the value and amount of assets or
reserves or contracts, agreements or other
undertakings that would be sufficient to pay claims
and obligations of the Fund or any Class or to make
reasonable provision to pay such claims and
obligations, or any other facts pertinent to the
existence and amount of assets from which
distributions to Shareholders or creditors of the
Fund might properly be paid.  The appointment,
designation or identification of a Trustee as chair of
the Trustees, a member or chair of a committee of
the Trustees, an expert on any topic or in any area
(including an audit committee financial expert), or
the lead independent Trustee, or any other special
appointment, designation or identification of a
Trustee, shall not impose on that Person any
standard of care or liability that is greater than that
imposed on that Person as a Trustee in the absence
of the appointment, designation or identification,
and no Trustee who has special skills or expertise,
or is appointed, designated or identified as
aforesaid, shall be held to a higher standard of care
by virtue thereof.  In addition, no appointment,
designation or identification of a Trustee as
aforesaid shall affect in any way that Trustee's
rights or entitlement to indemnification or
advancement of expenses.  The Trustees shall not
be required to give any bond or other security, nor
any surety if a bond is obtained.
            (e)	All Persons extending credit
to, contracting with or having any claim against the
Fund shall look only to Fund Property of the Fund
or any applicable Class that such Person extended
credit to, contracted with or has a claim against, and
neither the Trustees nor the Shareholders, nor any
of the Fund's officers, employees or agents,
whether past, present or future, shall be personally
liable therefor.
            (f)	Every written obligation,
note, bond, contract, instrument, certificate or
undertaking and every other act or thing whatsoever
executed or done by or on behalf of the Fund or any
Class or the Trustees or officers by any of them in
connection with the Fund or any Class shall
conclusively be deemed to have been executed or
done only in or with respect to his, her or their
capacity as Trustee or Trustees, or officer or
officers, as the case may be, and such Trustee or
Trustees, or officer or officers shall not be
personally liable thereon.  At the Trustees'
discretion, any written obligation, note, bond,
contract, instrument, certificate or undertaking
made or issued by the Trustees or by any officer or
officers may give notice that this Declaration of
Trust is on file in the Office of the Secretary of the
State of Delaware and that a limitation on liability
exists and such written obligation, note, bond,
contract, instrument, certificate or undertaking may,
if the Trustees so determine, recite that the same
was executed or made on behalf of the Fund or the
applicable Class by a Trustee or Trustees in such
capacity and not individually, or by an officer or
officers in such capacity and not individually, and
that the obligations of such instrument are not
binding upon any of them or the Shareholders
individually but are binding only on the assets and
property of the Fund, or the assets held with respect
to the applicable Class only and not against the
assets of the Fund generally or the assets held with
respect to any other Class, and may contain such
further recital as such Person or Persons may deem
appropriate.  The omission of any such notice or
recital shall in no way operate to bind any Trustees,
officers or Shareholders individually.
      Section 9.2	Indemnification.
            (a)	Subject to the exceptions and
limitations contained in paragraph (b) below:
                  (i)	every Person who is,
or has been, a Trustee or an officer, employee or
agent of the Fund or is or was serving at the request
of the Fund as a trustee, director, officer, employee
or agent of another organization in which the Fund
has any interest as a shareholder, creditor or
otherwise ("Covered Person") shall be indemnified
by the Fund to the fullest extent permitted by law
against liability and against all expenses reasonably
incurred or paid by him or her in connection with
any claim, action, suit or proceeding in which he or
she becomes involved as a party or otherwise by
virtue of his or her being or having been a Covered
Person and against amounts paid or incurred by him
or her in the settlement thereof.
                  (ii)	as used herein, the
words "claim," "action," "suit" or "proceeding"
shall apply to all claims, actions, suits or
proceedings (civil, criminal, investigative or other,
including appeals), actual or threatened, and the
words "liability" and "expenses" shall include
attorney's fees, costs, judgments, amounts paid in
settlement, fines, penalties and other liabilities
whatsoever.
            (b)	To the extent required under
applicable provisions of the 1940 Act, but only to
such extent, no indemnification shall be provided
hereunder to a Covered Person:
                  (i)	who shall have been
finally adjudicated by a court or other body before
which the proceeding was brought to be liable to the
Fund or its Shareholders by reason of bad faith,
willful misfeasance, gross negligence or reckless
disregard of the duties expressly set forth herein; or
                  (ii)	in the event of a
settlement or other disposition not involving a final
adjudication as provided in paragraph (b)(i) above
resulting in a payment by a Trustee or officer,
unless there has been a determination that such
Covered Person did not engage in bad faith, willful
misfeasance, gross negligence or reckless disregard
of the duties expressly set forth herein:  (A) by the
court or other body approving the settlement or
other disposition; (B) by at least a majority of those
Trustees who are neither Interested Persons of the
Fund nor parties to the matter based upon a review
of readily available facts (as opposed to a full trial-
type inquiry); or (C) by written opinion of
independent legal counsel based upon a review of
readily available facts (as opposed to a full trial-
type inquiry).
            (c)	The rights of
indemnification herein provided may be insured
against by policies maintained by the Fund, shall be
severable, shall not be exclusive of or affect any
other rights to which any Covered Person may now
or hereafter be entitled and shall inure to the benefit
of the heirs, executors and administrators of a
Covered Person.
            (d)	To the extent that any
determination is required to be made as to whether a
Covered Person engaged in conduct for which
indemnification is not provided as described herein,
or as to whether there is reason to believe that a
Covered Person ultimately will be found entitled to
indemnification, the Person or Persons making the
determination shall afford the Covered Person a
rebuttable presumption that the Covered Person has
not engaged in such conduct and that there is reason
to believe that the Covered Person ultimately will
be found entitled to indemnification.
            (e)	To the maximum extent
permitted by applicable law, expenses in connection
with the preparation and presentation of a defense to
any claim, action, suit or proceeding of the
character described in subsection (a) of this Section
9.2 shall be paid by the Fund and each Class from
time to time prior to final disposition thereof upon
receipt of an undertaking by or on behalf of such
Covered Person that such amount will be paid over
by him or her to the Fund or applicable Class if it is
ultimately determined that he or she is not entitled
to indemnification under this Section; provided,
however, that any such advancement will be made
in accordance with any conditions required by the
Commission.  The advancement of any expenses
pursuant to this Section 9.2(e) shall under no
circumstances be considered a "loan" under the
Sarbanes-Oxley Act of 2002, as amended from time
to time, or for any other reason.
            (f)	Any repeal or
modification of this Article IX or adoption or
modification of any other provision of this
Declaration of Trust inconsistent with this Article
shall be prospective only to the extent that such
repeal or modification would, if applied
retrospectively, adversely affect any limitation on
the liability of any Covered Person or
indemnification or right to advancement of
expenses available to any Covered Person with
respect to any act or omission that occurred prior to
such repeal, modification or adoption.
      Section 9.3	Further Indemnification.
Nothing contained herein shall affect any rights to
indemnification to which any Covered Person or
other Person may be entitled by contract or
otherwise under law or prevent the Fund from
entering into any contract to provide
indemnification to any Covered Person or other
Person.  Without limiting the foregoing, the Fund
may, in connection with any transaction permitted
by this Declaration of Trust, including the
acquisition of assets subject to liabilities or a merger
or consolidation pursuant to Section 10.2 hereof,
assume the obligation to indemnify any Person
including a Covered Person or otherwise contract to
provide such indemnification, and such
indemnification shall not be subject to the terms of
this Article IX unless otherwise required under
applicable law.
      Section 9.4	Limitation of Personal
Liability and Indemnification of Shareholders.  No
Shareholder shall be subject to any personal liability
whatsoever to any Person in connection with Fund
Property or the acts, obligations or affairs of the
Fund.  No Shareholder or former Shareholder of
any Class shall be liable solely by reason of his or
her being or having been a Shareholder for any
debt, claim, action, demand, suit, proceeding,
judgment, decree, liability or obligation of any kind,
against, or with respect to the Fund or any Class
arising out of any action taken or omitted for or on
behalf of the Fund or such Class, and the Fund or
such Class shall be solely liable therefor and resort
shall be had solely to the Fund Property of the
relevant Class for the payment or performance
thereof.
      If any Shareholder or former Shareholder of
any Class is held personally liable solely by reason
of his or her being or having been a Shareholder and
not because of his or her acts or omissions or for
some other reason, the Shareholder or former
Shareholder (or his or her heirs, executors,
administrators or other legal representatives or, in
the case of any entity, its general successor) shall be
entitled out of the assets belonging to the applicable
Class to be held harmless from and indemnified
against all claims and liabilities and reimbursed all
legal and other expenses reasonably incurred by
him or her in connection with such claim or
liability.  The Fund, on behalf of the affected Class,
shall, upon request by such Shareholder or former
Shareholder, assume the defense of any claim made
against him or her for any act or obligation of the
Class and satisfy any judgment thereon from the
assets belonging to the Class.
ARTICLE X
DURATION, REORGANIZATION;
AMENDMENTS
      Section 10.1	Termination of the Fund or
Any Class.
            (a)	Unless terminated as
provided herein, the Fund shall continue in
perpetuity.  The Fund may be dissolved, and any
Class may be terminated, at any time by the
Trustees without Shareholder authorization or
approval by written notice to the Shareholders or, in
the case of the termination of any Class, to the
Shareholders of such Class.  Any action to dissolve
the Fund shall be deemed to be an action to
terminate each Class.
            (b)	In accordance with ? 3808 of
the Delaware Act, upon the requisite action by the
Trustees to dissolve the Fund, after paying or
otherwise providing for all charges, taxes, expenses
and liabilities, whether due or accrued or
anticipated, of the Fund as may be determined by
the Trustees, the Fund shall in accordance with such
procedures as the Trustees consider appropriate
reduce the remaining assets of the Fund or the
assets held with respect to the affected Class to
distributable form in cash, securities or other assets,
or any combination thereof, and distribute the
proceeds to the Shareholders, ratably according to
the number of Shares held by the several
Shareholders on the date of distribution.
Thereupon, any affected Class shall terminate and
the Trustees and the Fund shall be discharged of
any and all further liabilities and duties relating
thereto or arising therefrom, and the right title and
interest of all parties with respect to such Class shall
be canceled and discharged.  Upon the requisite
action by the Trustees to terminate any Class, the
Trustees may, to the extent they deem it
appropriate, follow the procedures set forth in this
Section 10.1(b) that are specified in connection with
the dissolution and winding up of the Fund.
Alternatively, in connection with the termination of
any Class, the Trustees may treat such termination
as a redemption of the Shareholders of such Class
effected pursuant to Section 7.2(c) hereof, provided
that the costs relating to the termination of such
Class shall be included in the determination of the
net asset value of the Shares of such Class for
purposes of determining the redemption price to be
paid to the Shareholders of such Class (to the extent
not otherwise included in such determination).  In
connection with the dissolution and liquidation of
the Fund, or the termination of any Class, the
Trustees may provide for the establishment of a
liquidating trust or similar vehicle.
            (c)	Upon dissolution of the Fund,
following completion of winding up of its business
and affairs, the Trustees shall cause a certificate of
cancellation of the Certificate of Trust to be filed in
accordance with the Delaware Act.  Upon the filing
of such certificate of cancellation, the Fund shall
terminate, the Trustees shall be discharged of any
and all further liabilities and duties relating thereto
or arising therefrom, and the right, title and interest
of all parties with respect to the Fund shall be
canceled and discharged.
      Section 10.2	Reorganization;
Master/Feeder Structure.
            (a)	Notwithstanding anything
else herein, the Trustees may, in their sole
discretion and without Shareholder authorization or
approval, unless such authorization and approval is
required by applicable provisions of the 1940 Act:
(i) cause the Fund to convert or merge, reorganize
or consolidate with or into one or more trusts,
partnerships, limited liability companies,
associations, corporations or other business entities
(or, to the extent permitted by law, a series thereof)
(including business entities created by the Trustees
to accomplish such conversion, merger,
reorganization or consolidation) so long as the
surviving or resulting entity is an investment
company registered under the 1940 Act or, to the
extent permitted by law, a series thereof, or, to the
extent permitted by law, another pooled investment
vehicle or series thereof, and which, in the case of
any business entity created by the Trustees to
accomplish such conversion, merger, reorganization
or consolidation, may (but need not) succeed to or
assume the Fund's registration under the 1940 Act,
as applicable, and which, in any case, is formed,
organized or existing under the laws of the United
States or a state or possession of the United States;
(ii) cause the Shares to be exchanged under or
pursuant to any state or federal statute to the extent
permitted by law; (iii) cause the Fund to incorporate
or organize under the laws of a state or possession
of the United States; or (iv) sell or convey all or
substantially all of the assets of the Fund or the
assets held with respect to any Class to one or more
other Classes or to another trust, partnership,
limited liability company, association, corporation
or other business entity (or, to the extent permitted
by law, a series thereof) (including a business entity
created by the Trustees to accomplish such sale and
conveyance) organized under the laws of the United
States or any state or possession of the United
States so long as such entity is an investment
company registered under the 1940 Act or a series
thereof, or to the extent permitted under applicable
law another pooled investment vehicle or series
thereof, and which, in the case of any business
entity created by the Trustees to accomplish such
sale and conveyance, may (but need not) succeed to
or assume the Fund's registration under the 1940
Act, for adequate consideration as determined by
the Trustees, which may or may not include the
assumption of liabilities of the Fund or any affected
Class as determined by the Trustees and which also
may include Shares of such other Class or shares of
beneficial interest, stock or other ownership interest
in such business entity (or series thereof).  Any
certificate of merger, certificate of conversion or
other applicable certificate may be signed by any
one Trustee and facsimile signatures conveyed by
electronic or telecommunication means shall be
valid.
            (b)	Pursuant to and in accordance
with the provisions of ? 3815(f) of the Delaware
Act, and notwithstanding anything to the contrary
contained in this Declaration of Trust, an agreement
of reorganization, merger or consolidation approved
by the Trustees in accordance with this Section 10.2
may effect any amendment to this Declaration of
Trust or effect the adoption of a new governing
instrument of the Fund if the Fund is the surviving
or resulting entity in the merger or consolidation.
            (c)	Notwithstanding anything
else herein, the Trustees may, in their sole
discretion and without Shareholder authorization or
approval unless such Shareholder authorization and
approval is required by applicable provisions of the
1940 Act, invest all or a portion of the assets held
with respect to one or more Classes, or dispose of
all or a portion of the assets held with respect to one
or more Classes and invest the proceeds of such
disposition, in interests issued by one or more other
investment companies registered under the 1940
Act or series thereof  or other pooled investment
vehicles or series thereof.  Any such other
investment company or pooled investment vehicle
may (but need not) be a trust (formed under the
laws of any state or jurisdiction) which is classified
as a partnership for federal income tax purposes.
      Section 10.3	Amendments.  This
Declaration of Trust may be amended or otherwise
supplemented at any time, without Shareholder
authorization or approval (except as specifically
provided in this Section 10.3 below), by: (i) an
instrument in writing signed by a majority of the
Trustees then in office; or (ii) adoption by a
majority of the Trustees then in office of a
resolution specifying such amendment.  Any such
amendment to this Declaration of Trust shall be
effective immediately upon execution of such
instrument or adoption of such resolution (or upon
such future date as may be stated therein).  No
authorization or approval of any Shareholder shall
be required for any amendment of this Declaration
of Trust, except: (i) as required by applicable
provisions of the 1940 Act, but only to the extent so
required; or (ii) as determined by the Trustees in
their sole discretion.  The Certificate of Trust may
be amended or restated by any Trustee as necessary
or desirable to reflect any change in the information
set forth therein, and any such amendment or
restatement shall be effective immediately upon
filing in the office of the Delaware Secretary of
State or upon such future date as may be stated
therein.  Notwithstanding anything else herein, no
amendment hereof shall limit the indemnification or
other rights provided by Article IX with respect to
any actions or omissions of Covered Persons prior
to such amendment.
ARTICLE XI
Miscellaneous
      Section 11.1	Statutory Fund Only.  It is the
intention of the Trustees to form a statutory trust
pursuant to the Delaware Act.  It is not the intention
of the Trustees to create a general partnership,
limited partnership, joint stock association,
corporation, bailment or any form of legal
relationship other than a statutory trust pursuant to
the Delaware Act.  Nothing in this Declaration of
Trust shall be construed to make the Shareholders,
either by themselves or with the Trustees, partners
or members of a joint stock association.
      Section 11.2	Liability of Third Persons
Dealing with Trustees.  No Person dealing with the
Trustees shall be bound to make any inquiry
concerning the validity of any transaction made or
to be made by the Trustees, or to see to the
application of any payments made or property
transferred to the Fund or upon its order.
      Section 11.3	Applicable Law.
            (a)	The Fund is created under,
and this Declaration of Trust is to be governed by
and construed and enforced in accordance with, the
laws of the State of Delaware.  The Fund shall be a
Delaware statutory trust pursuant to the Delaware
Act, and without limiting the provisions hereof, the
Fund specifically reserves the right to exercise any
of the powers or privileges afforded to statutory
trusts or actions that may be engaged in by statutory
trusts under the Delaware Act, and the absence of a
specific reference herein to any such power,
privilege or action shall not imply that the Fund
may not exercise such power or privilege or take
such actions.
            (b)	Notwithstanding paragraph
(a) of this Section 11.3, there shall not be applicable
to the Fund, the Trustees or this Declaration of
Trust, the provisions of ? 3540 of Title 12 of the
Delaware Code or any provisions of the laws
(statutory or common) of the State of Delaware
(other than the Delaware Act) pertaining to trusts
that relate to or regulate: (i) the filing with any court
or governmental body or agency of trustee accounts
or schedules of trustee fees and charges; (ii)
affirmative requirements to post bonds for trustees,
officers, agents or employees of a trust; (iii) the
necessity for obtaining a court or other
governmental approval concerning the acquisition,
holding or disposition of real or personal property;
(iv) fees or other sums applicable to trustees,
officers, agents or employees of a trust; (v) the
allocation of receipts and expenditures to income or
principal; (vi) restrictions or limitations on the
permissible nature, amount or concentration of trust
investments or requirements relating to the titling,
storage or other manner of holding of trust assets;
(vii) the establishment of fiduciary or other
standards or responsibilities or limitations on the
acts or powers of trustees that are inconsistent with
the limitations or liabilities or authorities and
powers of the Trustees set forth or referenced in this
Declaration of Trust; (viii) the requirement that a
trust have an identified beneficiary at the time of
formation; or (ix) the requirement that a trust have
corpus at the time of formation.
      Section 11.4	Provisions in Conflict with
Laws or Regulations.
            (a)	The provisions of the
Declaration of Trust are severable, and if the
Trustees shall determine, with the advice of
counsel, that any of such provisions is in conflict
with applicable provisions of the 1940 Act, the
regulated investment company provisions of the
Internal Revenue Code and the regulations
thereunder, as applicable, the Delaware Act, or with
other applicable laws and regulations, the
conflicting provision shall be deemed never to have
constituted a part of the Declaration of Trust;
provided, however, that such determination shall
not affect any of the remaining provisions of the
Declaration of Trust or render invalid or improper
any action taken or omitted prior to such
determination.
            (b)	If any provision of the
Declaration of Trust shall be held invalid or
unenforceable in any jurisdiction, such invalidity or
unenforceability shall attach only to such provision
in such jurisdiction and shall not in any manner
affect such provision in any other jurisdiction or any
other provision of the Declaration of Trust in any
jurisdiction.
      Section 11.5	Derivative Actions.  In
addition to the requirements set forth in ? 3816 of
the Delaware Act, a Shareholder may bring a
derivative action on behalf of the Fund only if the
following conditions are met:
            (a)	The Shareholder or
Shareholders must make a pre-suit written demand
upon the Trustees to bring the subject action unless
an effort to cause the Trustees to bring such an
action is not likely to succeed.  For purposes of this
Section 11.5(a), a demand on the Trustees shall only
be deemed not likely to succeed and therefore be
excused if a majority of the Trustees, or a majority
of any committee established to consider the merits
of such action, are Trustees who are not
"independent trustees" (as that term is defined in the
Delaware Act).  Such demand shall be executed by
or on behalf of no fewer than three complaining
Shareholders, each of which shall be unaffiliated
and unrelated (by blood or marriage) to any other
complaining Shareholder executing such demand.
Such demand shall contain a detailed description of
the action or failure to act complained of, the facts
upon which such allegation is made and the
reasonably estimated damages or other relief
sought.
            (b)	Unless a demand is not
required under paragraph (a) of this Section 11.5,
Shareholders eligible to bring such derivative action
under the Delaware Act who collectively hold
Shares representing ten percent or more of all
Shares issued and outstanding, or of the Classes to
which such action relates if it does not relate to all
Classes, shall join in the request for the Trustees to
commence such action.
            (c)	Unless a demand is not
required under paragraph (a) of this Section 11.5,
the Trustees must be afforded a reasonable amount
of time, which may be up to one hundred eighty
calendar days, to consider such Shareholder request
and to investigate the basis of such claim.  For
purposes of this Section 11.5, the Trustees may
designate a committee of one Trustee to consider a
Shareholder demand provided that a committee of
one Trustee is required to create a committee with a
majority of Trustees who are "independent trustees"
(as that term is defined in the Delaware Act).  The
Trustees shall be entitled to retain counsel or other
advisors in considering the merits of the request and
may require an undertaking by the Shareholders
making such request to reimburse the Fund for the
expense of any such advisors in the event that the
Trustees determine not to bring such action.
            (d)	If the demand has been
properly made pursuant to this Section 11.5, and a
majority of the Trustees, including a majority of the
independent trustees, or, if a committee has been
appointed, a majority of the members of such
committee, have considered the merits of the claim
and have determined that maintaining a suit would
not be in the best interests of the Fund, as
applicable, the demand shall be rejected and the
complaining Shareholders shall not be permitted to
maintain a derivative action unless they first sustain
the burden of proof to the court that the decision of
the Trustees, or committee thereof, not to pursue the
requested action was inconsistent with the standard
required of the Trustees or committee under
applicable law.
            (e)	No Shareholder may bring a
direct action claiming injury as a Shareholder of the
Fund, or any Class thereof, where the matters
alleged (if true) would give rise to a claim by the
Fund or by the Fund on behalf of a Class, unless the
Shareholder has suffered an injury distinct from that
suffered by Shareholders of the Fund, or the Class,
generally.  A Shareholder bringing a direct claim
must be a Shareholder of the Class against which
the direct action is brought at the time of the injury
complained of, or acquired the Shares afterwards by
operation of law from a Person who was a
Shareholder at that time.
      Section 11.6	Jurisdiction and Waiver of
Jury Trial.  In accordance with ? 3804(e) of the
Delaware Act, any suit, action or proceeding
brought by or in the right of any Shareholder or any
Person claiming any interest in any Shares against
the Fund or any Class, or the Trustees or officers of
the Fund, shall be brought exclusively in the Court
of Chancery of the State of Delaware to the extent
there is subject matter jurisdiction in such court for
the claims asserted or, if not, then in the Superior
Court of the State of Delaware, and all Shareholders
and other such Persons hereby irrevocably consent
to the jurisdiction of such courts (and the
appropriate appellate courts therefrom) in any such
suit, action or proceeding and irrevocably waive, to
the fullest extent permitted by law, any objection
they may make now or hereafter have to the laying
of the venue of any such suit, action or proceeding
in such court or that any such suit, action or
proceeding brought in any such court has been
brought in an inconvenient forum and further, IN
CONNECTION WITH ANY SUCH SUIT,
ACTION OR PROCEEDING BROUGHT IN THE
SUPERIOR COURT IN THE STATE OF
DELAWARE, ALL SHAREHOLDERS AND ALL
OTHER SUCH PERSONS HEREBY
IRREVOCABLY WAIVE THE RIGHT TO A
TRIAL BY JURY TO THE FULLEST EXTENT
PERMITTED BY LAW.  All Shareholders and
other such Persons agree that service of summons,
complaint or other process in connection with any
proceedings may be made by registered or certified
mail or by overnight courier addressed to such
Person at the address shown on the books and
records of the Fund for such Person or at the
address of the Person shown on the books and
records of the Fund with respect to the Shares that
such Person claims an interest in.  Service of
process in any such suit, action or proceeding
against the Fund or any Trustee or officer of the
Fund may be made at the address of the Fund's
registered agent in the State of Delaware.  Any
service so made shall be effective as if personally
made in the State of Delaware.
      Section 11.7	Inspection of Records and
Reports.  Every Trustee shall have the right at any
reasonable time to inspect all books, records and
documents of every kind and the physical properties
of the Fund.  This inspection by a Trustee may be
made in person or by an agent or attorney and the
right of inspection includes the right to copy and
make extracts of documents.  No Shareholder shall
have any right to inspect any account, book or
document of the Fund that is not publicly available,
except as conferred by the Trustees.  The books and
records of the Fund may be kept at such place or
places as the Trustees may from time to time
determine, except as otherwise required by law.
      Section 11.8	Filing of Copies, References,
Headings, Rules of Construction.  The original or a
copy of this Declaration of Trust shall be kept at the
office of the Fund where it may be inspected by any
Shareholder.  Anyone dealing with the Fund may
rely on a certificate of an officer of the Fund as to
any matters in connection with the Fund hereunder,
and, with the same effect as if it were the original,
may rely on a copy certified by an officer of the
Fund to be a copy of this Declaration of Trust.  In
this Declaration of Trust, references to this
Declaration of Trust, and all expressions such as
"herein," "hereof" and "hereunder," shall be
deemed to refer to this Declaration of Trust as a
whole and not to any particular article or section
unless the context requires otherwise.  Headings are
placed herein for convenience of reference only and
shall not be taken as a part hereof or control or
affect the meaning, construction or effect of this
Declaration of Trust.  Whenever the singular
number is used herein, the same shall include the
plural; and the neuter, masculine and feminine
genders shall include each other, as applicable.  The
terms "include," "includes" and "including" and
any comparable terms shall be deemed to mean
"including, without limitation."  The term "Person"
whenever used herein shall include individuals,
corporations, limited liability companies,
partnerships, trusts, associations, joint ventures,
estates and other entities, whether or not legal
entities, and governments, agencies and political
subdivisions thereof, whether domestic or foreign.
      Section 11.9	Counterparts; Execution of
Documents.  This Declaration of Trust and any
document, consent or instrument referenced in or
contemplated by this Declaration of Trust or the By-
laws may be executed in any number of
counterparts, each of which shall be deemed an
original but all of which together will constitute one
and the same instrument: (i) any document, consent,
instrument or notice referenced in or contemplated
by this Declaration of Trust or the By-laws that is to
be executed by one or more Trustees may be
executed by means of original, facsimile, .pdf,
electronic mail, electronic signature or other
electronic means; and (ii) any document, consent,
instrument or notice referenced in or contemplated
by this Declaration of Trust or the By-laws that is to
be delivered by the Fund or one or more Trustees
may be delivered by facsimile, .pdf, electronic mail
electronic signature or other electronic means,
unless, in the case of either clause (i) or (ii),
otherwise determined by the Trustees or required by
applicable law.

      IN WITNESS WHEREOF, the Trustees
named below, being the initial Trustees of the Fund, do hereby make and enter into this Agreement and Declaration of Trust of Federated Project and Trade
Finance Tender Fund as of the date first written above.

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